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                                                                       EXHIBIT 5


                   B A S S,   B E R R Y   &   S I M S   P L C
                    A PROFESSIONAL LIMITED LIABILITY COMPANY
                                ATTORNEYS AT LAW
       KNOXVILLE OFFICE:                                   MEMPHIS OFFICE:
900 SOUTH GAY STREET, SUITE 1700                     THE TOWER AT PEABODY PLACE
     KNOXVILLE, TN 37902                            100 PEABODY PLACE, SUITE 950
       (865) 521-6200                                  MEMPHIS, TN 38103-2625
                                                           (901) 543-5900

                        315 DEADERICK STREET, SUITE 2700
                         NASHVILLE, TENNESSEE 37238-0002
                                 (615) 742-6200
                                www.bassberry.com





                                January 19, 2001

@plan.inc
Three Landmark Square, Suite 400
Stamford, Connecticut  06901

         Re:      Registration Statement on Form S-8

Ladies and Gentlemen:

         We have acted as your counsel in the preparation of the Registration Statement on Form S-8 (the "Registration Statement") relating to the Company's 1999 Stock Option Plan for New Employees (the "Plan") filed by you with the Securities and Exchange Commission relating to an aggregate of 400,000 shares (the "Shares") of common stock, no par value per share, issuable pursuant to the Plan.

         In so acting we have examined and relied upon such records, documents and other instruments as in our judgment are necessary or appropriate in order to express the opinions hereinafter set forth and have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as certified or photostatic copies.

         Based on the foregoing, we are of the opinion that the Shares, when issued pursuant to and in accordance with the Plan, will be validly issued, fully paid and nonassessable.

         We hereby consent to the use of this opinion as an exhibit to the Registration Statement.


                                    Very truly yours,



                                    /s/ Bass, Berry & Sims PLC